Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933
                               ------------------
                              AEROFLEX INCORPORATED
             (Exact name of registrant as specified in its charter)

         Delaware                                        11-1974412
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

     35 South Service Road, Plainview,  New York           11803
      (Address of principal executive offices)           (Zip Code)

                  AEROFLEX INCORPORATED 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                            Michael Gorin, President
                              Aeroflex Incorporated
                              35 South Service Road
                            Plainview, New York 11803
                     (Name and address of agent for service)

                                 (516) 694-6700
          (Telephone number, including area code, of agent for service)
                               ------------------
                                    copy to:
                            Nancy D. Lieberman, Esq.
                     Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820
                               ------------------
                         CALCULATION OF REGISTRATION FEE

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    Title of Each                     Proposed Minimum    Proposed Maximum
 Class of Securities   Amount to be  Offering Price Per  Aggregate Offering      Amount of
  To be Registered      Registered      Security (1)         Price (1)        Registration Fee
----------------------------------------------------------------------------------------------
  Common Stock,
   par value $.10    1,500,000 shs.(2)     $9.00             $13,500,000          $4,023
    per share
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
(1) Estimated solely for the purpose of calculating the registration fee, based upon the last reported sales price of the Company's Common Stock on the New York Stock Exchange on September 23, 1998.
(2) The Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the Plan.
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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------
          The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) and (b) below:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998;

          (b) The description of the class of securities to be offered which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934 (File No. 1-8037), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------
          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------
     Harvey R. Blau, a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C. ("BKW&L") is Chairman of the Board and Chief Executive Officer of the Registrant. As of September 25, 1998, Mr. Blau owns 227,155 shares of
Common Stock, including 4,651 shares held by the Blau, Kramer, Wactlar & Lieberman, P.C. Profit Sharing Plan and 110,058 shares owned by his wife, as to which Mr. Blau has disclaimed beneficial ownership, as well as 1,140,000 options to purchase Common Stock granted to Mr. Blau pursuant to the Registrant's various stock option plans.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------
          Under the provisions of the Certificate of Incorporation and By-Laws of Registrant, each person who is or was a director or officer of Registrant shall be indemnified by Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

          Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

          If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

          If unsuccessful in defense of a suit brought by or in the right of Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

          The officers and directors of the Company are covered by officers' and directors' liability insurance. The policy coverage is $25,000,000 which includes reimbursement for costs and fees. There is a maximum aggregate deductible for each loss under the policy of $250,000. The Company has entered into Indemnification Agreements with certain of its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------
          Not applicable.

Item 8.   Exhibits.
          --------
          4    1998 Stock Option Plan.

          5    Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.

          23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5.

          23.2 Consent of KPMG Peat Marwick LLP.

          24   Powers of Attorney.

 Item 9.  Undertakings.
          ------------
          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
               (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jericho, New York on the 29th day of September, 1998.

                           AEROFLEX INCORPORATED


                           By: /s/ Michael Gorin
                               ------------------------------------
                               Michael Gorin
                               President and Director (Chief Financial Officer
                                   and Principal Accounting Officer)

                          POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on September 29, 1998 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Michael Gorin and Leonard Borow, and each of them acting individually, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities indicated below which they or either of them may deem necessary or advisable to enable Aeroflex Incorporated to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Signature                       Title
          ---------                       -----

/s/ Harvey R. Blau                    Chairman of the Board and
---------------------------------     (Chief Executive Officer)
    Harvey R. Blau

/s/ Michael Gorin                     President and Director
---------------------------------     (Chief Financial Officer and Principal
    Michael Gorin                     Accounting Officer)

/s/ Leonard Borow                     Executive Vice President, Chief Operating
---------------------------------     Officer, Secretary and Director
     Leonard Borow

/s/ Robert Bradley, Sr.               Director
---------------------------------
    Robert Bradley, Sr.

/s/ Milton Brenner                    Director
---------------------------------
    Milton Brenner

/s/ Ernest E. Courchene, Jr.          Director
---------------------------------
    Ernest E. Courchene, Jr.

/s/ Donald S. Jones                   Director
---------------------------------
    Donald S. Jones

/s/ Eugene Novikoff                   Director
---------------------------------
    Eugene Novikoff

/s/ John S. Patton                    Director
---------------------------------
    John S. Patton

---------------------------------     Director
     Paul Abecassis
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                              AEROFLEX INCORPORATED

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                         Form S-8 Registration Statement

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                          E X H I B I T     I N D E X

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                                                         Page No. in Sequential
Exhibit                                                  Numbering of all Pages,
Number             Exhibit Description                   including Exhibit Pages
-------            -------------------                   -----------------------

4         1998 Stock Option Plan. . . . . . . . . . . .

5         Opinion and Consent of Counsel. . . . . . . .

23.1      Consent of Counsel. . . . . . . . . . . . . .     See Exhibit 5

23.2      Consent of KPMG Peat Marwick LLP. . . . . . .

24        Powers of Attorney. . . . . . . . . . . . . .     See signature page